Exhibit 99.1

Ebix Q3 EPS Rose to $0.74 on Revenues of $74.6M and Operating Cash Flow of $22.1 million

JOHNS CREEK, GA - November 9, 2016 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported results for its third quarter ended September 30, 2016. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the third quarter of 2016:

Revenues: Q3 2016 revenue rose 12% to $74.6 million compared to $66.8 million in Q3 2015 and rose 3% over Q2 2016 revenue of $72.6 million. The revenue improvement reflected growth in both the Exchange and Risk Compliance channel.

On a constant currency basis, Ebix Q3 2016 revenue increased 12% to $75.0 million compared to $66.8 million in Q3 2015. The Exchange channel continued to be Ebix’s largest, accounting for 70% of Q3 2016 revenues. Also on a constant currency basis, year to date revenue increased 13% to $221.6 million as compared to $195.3 million during the same period in 2015.

(dollar amounts in thousands)
Channel	Q3 2016	Q3 2015	Change	YTD 2016	YTD 2015	Change
Exchanges	$ 52,016	$ 46,209	+13%	$ 151,424	$ 139,712	+8%
Risk Compliance Solutions (RCS)	18,076	15,754	+15%	53,489	41,218	+30%
Broker Solutions	3,557	3,812	-7%	10,654	11,067	-4%
Carrier Systems	959	1,038	-8%	2,681	3,281	-18%
Total Revenue	$ 74,608	$ 66,813	+12%	$ 218,248	$ 195,278	+12%

Total Revenue on Constant Currency Basis	$ 75.0M	$ 66.8M	+12%	$ 221.6M	$ 195.3M	+13%

Earnings per Share: Q3 2016 diluted earnings per share increased 26% to $0.74 compared to $0.59 in Q3 2015, reflecting higher net income and the benefit of ongoing share repurchase activity. Ebix’s weighted average diluted shares outstanding decreased to 32.7 million in Q3 2016 compared to 34.5 million in Q3 2015 and 33.0 million in Q2 2016.

Operating Cash: Cash generated from operations rose 42% to $22.1 million in Q3 2016 compared to $15.5 million in Q3 2015 and improved from $20.4 million during Q2 2016.

Operating Income and Margins: Q3 2016 operating margins remained consistent at 33% as compared to Q3 2015. Operating income for Q3 2016 rose 11% to $24.3 million compared to $22.0 million in Q3 2015.

Exhibit 99.1

Net Income: Q3 2016 net income rose 19% to $24.1 million, compared to $20.2 million in Q3 2015. The improvement principally reflected the benefit of higher revenues and operating income as compared to the same period last year, in addition to certain non-recurring benefits totaling $2.3 million offset by one-time expenses of $2.5 million in Q3 2016 that won’t be there in Q4 2016. The one-time expenses included amongst other things - certain legal settlement costs, self administered insurance costs associated with certain one time claims, a one time expense associated with the increase in CEO compensation, new FIN 48 reserves and a few other non-recurring costs associated with valuation, outside due diligence and other aspects of acquisition related initiatives like Patriot.

Cost Synergies: Ebix is presently working on a cost rationalization exercise that is expected to deliver reduced expenses of approximately $1.5 million per quarter beginning in Q1 2017

Share Repurchases: In Q3 2016, Ebix repurchased 88,200 shares of its outstanding common stock for aggregate cash consideration of $4.8 million.

Q4 2016 Diluted Share Count: As of today, Ebix expects its diluted share count for Q4 2016 to be approximately 32.3 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q3 2016 for a total cost of $2.5 million.

Termination of Patriot National Discussions: Ebix announced that, on Sunday, November 6th, it communicated to Patriot National, Inc. its decision to terminate all discussions regarding a potential acquisition of Patriot National, Inc. by Ebix, and that Ebix intended to disclose the termination of those discussions on Wednesday, November 9th. Ebix is unable to comment on the Patriot National press release and the reasons for this development, given the terms of its Non Disclosure Agreement with Patriot National.

Ebix Chairman, President and CEO Robin Raina said, “Ebix achieved its highest-ever quarterly revenue in Q3, with operating cash flow of $22.1 million and an operating margin of 33%. Given this performance, we feel we have momentum to grow the Company both organically and inorganically, while at the same maintaining operating discipline and operating margins.”

“With worldwide cash and cash equivalents of approximately $111 million, growing operating cash flows and the solid backing of our banking syndicate led by Regions Bank, we feel that we are well positioned today to fund all our growth plans, in addition to continuing our investor friendly initiatives like share repurchases and dividend payments.” Robin added. “Besides our efforts to organically grow the high margin areas of our business, we have a strong pipeline of acquisition opportunities at various stages of engagement. We will report on that front once we successfully close any of those opportunities.”

Conference Call Details:

Call Date/Time:	Wednesday, November 9, 2016 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 2124802
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_16_Q3 after 2:00 p.m. EDT on August 8th
About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, Ebix, Inc. provides end-to-end on-Demand solutions ranging from infrastructure exchanges, front end & back end enterprise systems, outsourced administrative & custom

Exhibit 99.1

software development solutions, and risk compliance solutions for various entities involved in these industries.

With 40+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums annually on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of domain specific business and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Exhibit 99.1

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating revenue	$74,608	$66,813	$218,248	$195,278

Operating expenses:
Cost of services provided	22,425	17,809	62,606	55,993
Product development	8,563	8,338	24,913	22,673
Sales and marketing	4,463	3,805	13,002	10,795
General and administrative, net	12,126	12,128	37,019	34,995
Amortization and depreciation	2,738	2,765	8,088	7,932
Total operating expenses	50,315	44,845	145,628	132,388

Operating income	24,293	21,968	72,620	62,890
Interest income	635	62	1,219	167
Interest expense	(1,922)	(1,058)	(5,381)	(2,402)
Non-operating income, gain on joint venture investment	1,162	—	1,162	—
Foreign currency exchange gain	578	1,137	852	2,359
Income before income taxes	24,746	22,109	70,472	63,014
Income tax benefit (expense)	(789)	(1,877)	(1,121)	(5,410)
Net income including noncontrolling interest	23,957	20,232	69,351	57,604
Net income (loss) attributable to noncontrolling interest	(110)	—	133	—
Net income attributable to Ebix, Inc.	$24,067	$20,232	$69,218	$57,604

Basic earnings per common share attributable to Ebix, Inc.	$0.74	$0.59	$2.12	$1.65

Diluted earnings per common share attributable to Ebix, Inc.	$0.74	$0.59	$2.10	$1.63

Basic weighted average shares outstanding	32,421	34,304	32,716	35,014

Diluted weighted average shares outstanding	32,705	34,515	32,994	35,241

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$99,806	$57,179
Short-term investments	2,975	1,538
Restricted cash and restricted cash equivalents	8,975	0
Trade accounts receivable, less allowances of $1,909 and $3,388, respectively	60,795	47,171
Other current assets	12,832	10,942
Total current assets	185,383	116,830

Property and equipment, net	36,187	34,088
Goodwill	428,063	402,259
Intangibles, net	38,151	51,848
Indefinite-lived intangibles	30,887	30,887
Capitalized software development costs, net	3,173	3,489
Deferred tax asset, net	33,435	23,732
Other assets	5,836	12,856
Total assets	$761,115	$675,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,353	$23,043
Accrued payroll and related benefits	6,127	4,932
Short term debt, net of deferred financing costs of $136 and $0, respectively	12,364	0
Current portion of long term debt and capital lease obligations, net of discount of $0 and $3, respectively	9	606
Current deferred rent	271	232
Contingent liability for accrued earn-out acquisition consideration	1,621	1,706
Deferred revenue	20,334	20,519
Other current liabilities	242	228
Total current liabilities	71,321	51,266

Revolving line of credit	134,029	206,465
Long term debt and capital lease obligations, less current portion, net of deferred financing costs of $540 and $0, respectively	108,863	35
Other liabilities	3,858	3,332
Contingent liability for accrued earn-out acquisition consideration	0	2,571
Deferred revenue	1,728	1,968
Long term deferred rent	1,110	1,381
Total liabilities	320,909	267,018

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2016 and December 31, 2015	0	0
Common stock, $0.10 par value, 60,000,000 shares authorized, 32,382,162 issued and outstanding, at September 30, 2016 and 33,416,110 issued and outstanding at December 31, 2015	3,238	3,342
Additional paid-in capital	16,229	57,120

Exhibit 99.1

Treasury stock (no shares as of September 30, 2016 and December 31, 2015)	0	0
Retained earnings	440,604	378,787
Accumulated other comprehensive loss	(31,291)	(30,278)
Total Ebix, Inc. stockholders’ equity	428,780	408,971
Noncontrolling interest	11,426	0
Total stockholders' equity	440,206	408,971
Total liabilities and stockholders’ equity	$761,115	$675,989

Exhibit 99.1

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(In thousands)(Unaudited)	September 30,
	2016	2015
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$69,218	$57,604
Net income attributable to noncontrolling interest	133	0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,088	7,932
Benefit for deferred taxes	(6,250)	(5,749)
Share based compensation	2,078	1,244
Provision for doubtful accounts	700	1,950
Debt discount amortization on promissory note payable	—	13
Unrealized foreign exchange gain	(328)	(2,008)
Bargain purchase gain on valuation of acquiring controlling interest of IHC joint venture	(1,162)	—
Amortization of capitalized software development costs	1,040	—
Reduction of acquisition earnout accruals	(1,726)	(1,533)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(11,205)	(6,328)
Other assets	(3,402)	(3,606)
Accounts payable and accrued expenses	(4,499)	(21,448)
Accrued payroll and related benefits	79	1,100
Deferred revenue	(290)	(3,096)
Deferred rent	(168)	(111)
Reserve for potential uncertain income tax return positions	700	594
Liability - securities litigation settlement payment	—	(690)
Other liabilities	44	(205)
Net cash provided by operating activities	53,050	25,663

Cash flows from investing activities:
Acquisition of Via Media Health, net of cash acquired	—	(1,000)
Acquisition of P.B. Systemc	—	(11,475)
Investment in Joint Venture, net of cash acquired	(696)	(6,000)
Capitalized software development costs	(1,034)	—
Purchases of marketable securities	(1,078)	(940)
Capital expenditures	(4,420)	(12,713)
Net cash used in investing activities	(7,228)	(32,128)

Cash flows from financing activities:
Proceeds (repayments) from revolving line of credit, net	(72,436)	66,000
Proceeds from term loan	125,000	—
Principal payments of term loan obligation	(3,125)	—
Repurchases of common stock	(43,775)	(67,780)
Excess tax benefit from share-based compensation	—	63
Proceeds from the exercise of stock options	29	1,117
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(147)	(1,141)
Dividend payments	(7,401)	(7,989)
Principal payments of debt obligations	(600)	(638)
Payments of capital lease obligations	(4)	(3)
Net cash used in financing activities	(2,459)	(10,371)
Effect of foreign exchange rates on cash	(736)	(2,264)
Net change in cash and cash equivalents	42,627	(19,100)
Cash and cash equivalents at the beginning of the period	57,179	52,300
Cash and cash equivalents at the end of the period	$99,806	$33,200
Supplemental disclosures of cash flow information:
Interest paid	$5,318	$4,002
Income taxes paid	$14,068	$24,663